Exhibit 99.1

PRESS RELEASE
Financial Contact:
Robert A. Milligan
Chief Financial Officer
480.998.3478
HEALTHCARE TRUST OF AMERICA, INC. REPORTS FIRST QUARTER EARNINGS
Q1 2016 Normalized FFO of $0.40 per diluted share
$162 Million in First Quarter Investments
Scottsdale, Arizona (April 25, 2016) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the quarter ended March 31, 2016.

First Quarter 2016 Highlights
Operating

•	Normalized FFO: Increased 11.7% to $52.1 million, compared to Q1 2015.

•	Normalized FFO Per Share: $0.40 per diluted share, an increase of $0.03 per diluted share, or 8.1%, compared to Q1 2015.

•	Normalized FAD: $0.37 per diluted share, or $48.6 million, an increase of $0.02 per diluted share, or 5.7%, compared to Q1 2015.

•	Same-Property Cash NOI: Increased $1.9 million, or 3.0%, to $64.4 million, compared to Q1 2015. Same-Property rental revenue increased $1.5 million, or 2.1%, to $72.6 million, compared to Q1 2015.
Portfolio

•
Investments: During the quarter, HTA completed investments of $162.0 million (91% leased and approximately 792,000 square feet of GLA) located in our key markets of Charleston and Houston, and in New England where we strategically expanded our presence in New Haven, Connecticut. In addition, subsequent to the quarter-end, HTA completed investments of $204.8 million located in the markets of Hartford, New Haven and Columbus consisting of approximately 659,000 square feet of GLA and 97% leased. The majority of these investments were located on the campuses of, or aligned with, nationally and regionally recognized healthcare systems.

•
Leasing: During the quarter, HTA entered into new and renewal leases on approximately 254,000 square feet of GLA, or 1.6% of its portfolio. Quarter-to-date, renewal leases included tenant improvements of $1.60 per square foot per year of the lease term and approximately one week of free rent per year of the lease term. Tenant retention for the Same-Property portfolio was 82% by GLA for the quarter.

•
Leased Rate: At the end of the quarter, the leased rate by GLA was 92.1%, an increase from 91.7% as of Q1 2015. For the Same-Property portfolio the leased rate increased 40 basis points to 92.6% by GLA, compared to Q1 2015.

Balance Sheet and Liquidity

•
Balance Sheet: At the end of the quarter, HTA had total leverage, measured by debt to capitalization, of 30.0% and total liquidity of $562.3 million, including $548.5 million of availability on its unsecured revolving credit facility and $13.8 million of cash and cash equivalents.

•
Equity Raise: In January 2016, HTA entered into a new equity distribution agreement with respect to its at-the-market offering program (the “ATM”) of common stock with an aggregate sales price of up to $300.0 million. During the quarter, HTA raised approximately $93.2 million from the sale of its common stock under the ATM at an average price of $27.25 per share. In April 2016, HTA issued $242.7 million of common equity comprised of $171.9 million from the sale of shares of common stock in an underwritten public offering at an average price of $28.75 per share, and $70.8 million from the issuance of Class A Units in an acquisition transaction.

Financial Results
Rental Income
Rental income increased 8.9% to $107.3 million for the three months ended March 31, 2016, compared to $98.5 million for the three months ended March 31, 2015.
FFO
Funds from Operations (“FFO”) was $0.36 per diluted share, or $47.4 million, for the three months ended March 31, 2016, compared to $0.34 per diluted share, or $43.1 million, for the three months ended March 31, 2015.
Normalized FFO
Normalized Funds from Operations (“Normalized FFO”) was $0.40 per diluted share, or $52.1 million, for the three months ended March 31, 2016, compared to $0.37 per diluted share, or $46.6 million, for the three months ended March 31, 2015.
Normalized FAD
Normalized Funds Available for Distribution (“Normalized FAD”) was $0.37 per diluted share, or $48.6 million, for the three months ended March 31, 2016, compared to $0.35 per diluted share, or $44.3 million, for the three months ended March 31, 2015.
NOI
Net Operating Income (“NOI”) was $74.0 million for the three months ended March 31, 2016, compared to $67.8 million for the three months ended March 31, 2015.
Same-Property Cash NOI
Same-Property Cash NOI increased $1.9 million, or 3.0%, to $64.4 million, for the three months ended March 31, 2016, compared to $62.5 million for the three months ended March 31, 2015. Same-Property rental revenue increased $1.5 million, or 2.1%, to $72.6 million, for the three months ended March 31, 2016, compared to the three months ended March 31, 2015.
General and Administrative Expenses
General and administrative expenses were $6.8 million for the three months ended March 31, 2016, compared to $6.6 million for the three months ended March 31, 2015.
Interest Expense and Change in Fair Value of Derivative Financial Instruments
The total interest expense and change in fair value of derivative financial instruments for the three months ended March 31, 2016, was $17.6 million, which included $14.8 million of interest expense related to debt and interest rate swaps, and a net loss of $2.8 million on the change in the fair value of HTA’s derivative financial instruments.
HTA ended the quarter with a weighted average interest rate of 3.21% per annum, including the impact of interest rate swaps. The weighted average remaining term of the debt portfolio was 4.5 years, including extension options.
Net Income
Net income for the three months ended March 31, 2016, was $10.0 million, compared to $6.9 million for the three months ended March 31, 2015.
Balance Sheet
As of March 31, 2016, HTA had total assets of $3.3 billion, cash and cash equivalents of $13.8 million, and $548.5 million available on its unsecured revolving credit facility (includes the impact of $5.5 million of outstanding letters of credit). The leverage ratio of debt to capitalization was 30.0% as of March 31, 2016.
Leased Rate, Occupancy Rate and Tenant Retention
The leased rate (includes leases which have been executed, but which have not yet commenced) was 92.1% by gross leasable area (“GLA”) as of March 31, 2016, an increase from 91.7% as of March 31, 2015. The occupancy rate of HTA’s portfolio was 91.4% by GLA as of March 31, 2016, an increase from 91.3% as of March 31, 2015. Tenant retention for the Same-Property portfolio was 82% by GLA for the quarter.
Credit Rated Tenants
Investment grade rated tenants as a percent of annualized base rent was 44% as of March 31, 2016. Additionally, 60% of HTA’s annualized base rent as of March 31, 2016 was derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.
In-House Property Management and Leasing Platform
As of March 31, 2016, HTA’s in-house property management and leasing platform operated approximately 15.7 million square feet of GLA, or 97% of HTA’s total portfolio.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA) is a publicly traded real estate investment trust that acquires, owns and operates medical office buildings. Since its formation in 2006, HTA has invested $3.7 billion in medical office buildings and other healthcare assets comprising 16.2 million square feet across 29 states. HTA listed on the New York Stock Exchange in June of 2012 and has a consistent track record of generating stockholder returns.
HTA invests in key markets with above average growth and healthcare infrastructure that are capable of servicing long-term patient demand. Within each key market, HTA focuses on acquiring medical office buildings on health system campuses, in community-core locations, or near university medical centers. The portfolio consists of medical office buildings that are core-critical, a key part of the integrated delivery of healthcare, and that continue to complement HTA’s institutional asset management and leasing platform. HTA’s business strategy is defined by establishing critical mass within key markets which allows HTA’s asset management and in-house leasing platform to drive earnings growth, capitalize on synergies and maximize expense efficiencies, and build lasting tenant relationships, which is designed to lead to tenant retention, rent growth and long-term value creation across the portfolio.
More information about HTA can be found on the company’s website at www.htareit.com.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K and in our other filings with the SEC.
Conference Call
HTA will host a conference call and webcast on Tuesday, April 26, 2016 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to review its financial performance and operating results for the quarter ended March 31, 2016.
Conference Call and Webcast Details:
Domestic Dial-In Number: (877) 507-6265
International Dial-In Number: (412) 902-6633
Webcast: www.htareit.com under the Investor Relations tab
Replay Conference Call Details:
Domestic Dial-In Number: (877) 344-7529
International Dial-In Number: (412) 317-0088
Conference ID: 10084448
Available April 26, 2016 (one hour after the end of the conference call) to May 26, 2016 at 11:00 a.m. Eastern Time
Supplemental Information
Supplemental financial data are available on the company’s website at www.htareit.com.

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Real estate investments:
Land	$321,021	$303,706
Building and improvements	3,038,674	2,901,157
Lease intangibles	446,511	430,749
	3,806,206	3,635,612
Accumulated depreciation and amortization	(712,381)	(676,144)
Real estate investments, net	3,093,825	2,959,468
Cash and cash equivalents	13,827	13,070
Restricted cash and escrow deposits	16,687	15,892
Receivables and other assets, net	143,012	141,703
Other intangibles, net	43,168	42,167
Total assets	$3,310,519	$3,172,300
LIABILITIES AND EQUITY
Liabilities:
Debt	$1,667,320	$1,590,696
Accounts payable and accrued liabilities	85,453	94,933
Derivative financial instruments - interest rate swaps	4,735	2,370
Security deposits, prepaid rent and other liabilities	47,993	46,295
Intangible liabilities, net	31,538	26,611
Total liabilities	1,837,039	1,760,905
Commitments and contingencies
Redeemable noncontrolling interests	4,429	4,437
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 130,662,036 and 127,026,839 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	1,307	1,270
Additional paid-in capital	2,422,138	2,328,806
Cumulative dividends in excess of earnings	(979,332)	(950,652)
Total stockholders’ equity	1,444,113	1,379,424
Noncontrolling interests	24,938	27,534
Total equity	1,469,051	1,406,958
Total liabilities and equity	$3,310,519	$3,172,300

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Rental income	$107,250	$98,452
Interest and other operating income	65	68
Total revenues	107,315	98,520
Expenses:
Rental	33,353	30,697
General and administrative	6,773	6,575
Acquisition-related	1,813	1,357
Depreciation and amortization	37,828	36,595
Total expenses	79,767	75,224
Income before other income (expense)	27,548	23,296
Interest expense:
Interest related to derivative financial instruments	(645)	(555)
Loss on change in fair value of derivative financial instruments, net	(2,792)	(2,010)
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	(3,437)	(2,565)
Interest related to debt	(14,128)	(13,804)
Other income	53	15
Net income	$10,036	$6,942
Net income attributable to noncontrolling interests	(176)	(138)
Net income attributable to common stockholders	$9,860	$6,804
Earnings per common share - basic:
Net income attributable to common stockholders	$0.08	$0.05
Earnings per common share - diluted:
Net income attributable to common stockholders	$0.08	$0.05
Weighted average common shares outstanding:
Basic	129,336	125,175
Diluted	131,240	127,105

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$10,036	$6,942
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	37,091	35,788
Share-based compensation expense	1,803	1,914
Bad debt expense	92	146
Change in fair value of derivative financial instruments	2,792	2,010
Changes in operating assets and liabilities:
Receivables and other assets, net	(1,438)	(723)
Accounts payable and accrued liabilities	(10,370)	(13,172)
Security deposits, prepaid rent and other liabilities	446	4,290
Net cash provided by operating activities	40,452	37,195
Cash flows from investing activities:
Investments in real estate	(158,686)	(35,300)
Capital expenditures	(8,824)	(6,524)
Restricted cash, escrow deposits and other assets	(799)	(321)
Net cash used in investing activities	(168,309)	(42,145)
Cash flows from financing activities:
Borrowings on unsecured revolving credit facility	166,000	82,000
Payments on unsecured revolving credit facility	(88,000)	(81,000)
Borrowings on unsecured term loans	—	65,000
Payments on secured real estate term loan and mortgage loans	(1,761)	(19,960)
Deferred financing costs	—	(31)
Security deposits	729	(17)
Proceeds from issuance of common stock	91,757	—
Repurchase and cancellation of common stock	(1,901)	(1,292)
Dividends paid	(37,473)	(36,275)
Distributions paid to noncontrolling interest of limited partners	(737)	(371)
Net cash provided by financing activities	128,614	8,054
Net change in cash and cash equivalents	757	3,104
Cash and cash equivalents - beginning of period	13,070	10,413
Cash and cash equivalents - end of period	$13,827	$13,517

HEALTHCARE TRUST OF AMERICA, INC.
NOI, CASH NOI AND SAME-PROPERTY CASH NOI
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net income	$10,036	$6,942
General and administrative expenses	6,773	6,575
Acquisition-related expenses	1,813	1,357
Depreciation and amortization expense	37,828	36,595
Interest expense and net change in fair value of derivative financial instruments	17,565	16,369
Other income	(53)	(15)
NOI	$73,962	$67,823
NOI percentage growth	9.1%

NOI	$73,962	$67,823
Straight-line rent adjustments, net	(1,451)	(2,019)
Amortization of below and above market leases/leasehold interests, net	433	580
Lease termination fees	(16)	(11)
Cash NOI	$72,928	$66,373
Non Same-Property Cash NOI	(8,521)	(3,867)
Same-Property Cash NOI (1)	$64,407	$62,506
Same-Property Cash NOI percentage growth	3.0%

(1) Same-Property includes 278 buildings for the three months ended March 31, 2016 and 2015.
NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) acquisition-related expenses; (iii) depreciation and amortization expense; (iv) interest expense and net change in fair value of derivative financial instruments; and (v) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements.
Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests; and (iii) lease termination fees. HTA believes that Cash NOI provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.
To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “Same-Property”. Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented, excluding properties intended for disposition in the near term, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
FFO, NORMALIZED FFO AND NORMALIZED FAD
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net income attributable to common stockholders	$9,860	$6,804
Depreciation and amortization expense related to investments in real estate	37,521	36,280
FFO attributable to common stockholders	$47,381	$43,084
Acquisition-related expenses	1,813	1,357
Loss on change in fair value of derivative financial instruments, net	2,792	2,010
Noncontrolling income from partnership units included in diluted shares	145	105
Other normalizing items, net	(16)	89
Normalized FFO attributable to common stockholders	$52,115	$46,645
Other income	(53)	(15)
Non-cash compensation expense	1,803	1,914
Straight-line rent adjustments, net	(1,451)	(2,019)
Amortization of below and above market leases/leasehold interests and corporate assets, net	740	580
Deferred revenue - tenant improvement related	—	(129)
Amortization of deferred financing costs and debt discount/premium, net	717	939
Recurring capital expenditures, tenant improvements and leasing commissions	(5,268)	(3,609)
Normalized FAD attributable to common stockholders	$48,603	$44,306

Net income attributable to common stockholders per diluted share	$0.08	$0.05
FFO adjustments per diluted share, net	0.28	0.29
FFO attributable to common stockholders per diluted share	$0.36	$0.34
Normalized FFO adjustments per diluted share, net	0.04	0.03
Normalized FFO attributable to common stockholders per diluted share	$0.40	$0.37
Normalized FAD adjustments per diluted share, net	(0.03)	(0.02)
Normalized FAD attributable to common stockholders per diluted share	$0.37	$0.35

Weighted average diluted common shares outstanding	131,240	127,105

HTA computes FFO in accordance with the current standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from the sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders.
HTA’s methodology for calculating FFO may be different from methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. FFO should be reviewed in connection with other GAAP measurements.

HTA computes Normalized FFO, which excludes from FFO: (i) acquisition-related expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) noncontrolling income or loss from partnership units included in diluted shares; and (iv) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements.
HTA also computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) corporate depreciation; (iv) straight-line rent adjustments; (v) amortization of below and above market leases/leasehold interests and corporate assets; (vi) deferred revenue - tenant improvement related; (vii) amortization of deferred financing costs and debt premium/discount; and (viii) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of our operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements.